UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2008
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On July 31, 2008, MGM MIRAGE (the “Company”), through MGM Jean, LLC, a subsidiary of the Company, entered into a termination of operating agreement (the “Termination Agreement”) with Jeanco Realty Development, LLC to terminate that certain Operating Agreement of Jeanco, LLC dated February 9, 2007 (the “Operating Agreement”) in light of current market conditions.  The Operating Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K dated February 15, 2007, which Current Report is incorporated herein by reference.  The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the Termination Agreement filed as Exhibit 10 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description

10	Termination of Operating Agreement dated July 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: August 1, 2008	By:	/s/ Troy E. McHenry
Name: Troy E. McHenry
Title: Vice President – Legal Affairs

INDEX TO EXHIBITS

No.	Description

10	Termination of Operating Agreement dated July 31, 2008.